Exhibit 10.1

[signatures of parties]

Bismillahir Rahmanir Rahim

QUADRIPARTITE AGREEMENT

This DEED OF QUADRIPARTITE AGREEMENT (hereinafter referred to as the “Agreement”) is made in Dhaka, Bangladesh on this the 18th day of April 2022 of the Christian era and shall be effective from the 18TH day of _April, 2022 (“Effective Date”).

AMONG

(1)  Sabuz Banik (Owner of 10th Floor, Type: A, Area: 5668 Sft), Father’s name : Subal Chandra Banik, Profession: Business, Nationality: Bangladeshi, Faith: Hindu, having NID:3014167688786, Address : Tama Ismail Lodge, Flat- 7b, 2/1, Shukrabad, Dhaka; (2) Bipul Kumar Dam and Poly Dutta (Owner of 11th floor, Type: A11, Area:5668 Sft), Father’s name : D N Dam, Profession: Doctor, Nationality: Bangladeshi, Faith: Hindu, having NID:9568565395, Address:129/3, Upashohor Housing Estate, Sonapur, Rajshahi; (3) Mamun or Rashid (Owner of 12th floor, Type: A12, Area:2012 Sft), Father’s name : Late Reaz Uddin, Profession: Business man, Nationality: Bangladeshi, Faith: Islam, Having NID:2697556374010, Address: 6/4 Shegun bagicha, Hasinur Green Cottage,I-8, Dhaka-1000; (4) Shahana Afrose, Shumona Akhter, Mahee Durdana, and Maliha Muhtasim (Owner of 12th floor, Type C, Area:1570 Sft), Father’s name: M. A Qashem , Profession: Businessman, Nationality: Bangladeshi, Faith: Islam, having NID: 4176263863, Address: Flat 5 AB, Shaheedas Dream, House:246, New Elephant Road, Dhaka; (5) Mrs. Ambareen Islam (Owner of 12th floor, Type-D, Area-1151 Sft), Husband’s name – Md Saiful Islam, Profession: Business, Nationality: Bangladeshi, Faith: Islam, having NID:7355523361, Address: House: 86, Road 11/ A Dhanmondi R/ A , Dhanmondi,Dhaka; (6) MD Suruz Alam (Owner of 12th Floor, Type-E, Area: 861 Sft), Father’s name: Md Shahabuddin Mia, Profession: Business, Nationality: Bangladeshi, Faith: Islam, having NID:7792595659; Address:41/A, Road: Harichandra Ray Faridabad, Shampur, Dhaka; (7) Ranajit Kumar Saha (Owner of 13th Floor, Type-A, Area-2834 Sft) , Father’s name: Ramendra Kumar Saha, Profession: Job, Nationality: Bangladeshi, Faith: Hindu, having NID: 2696536129521, Address: Rupayan Swapna Niloy,55/1, Siddeswari Road, Ramna, Dhaka – 1217; (8) Amin Mohammad Foundation Ltd, Owner of (13th Floor, Type-B, Area-2834 Sft) represented by its Managing Director, Md. Ramzanul Haque Nihad, Profession: Business,

[signatures of parties]

Nationality: Bangladeshi, Faith: Islam, having NID: 7333799604, Address: 752, Satmasjid Road, Dhanmondi C/A, Dhaka, Bangladesh; (9) Amin Mohammad Foundation Ltd, Owner of (5th -9th Floor, amounting to total Area-28,340 Sft represented by its Managing Director, Md. Ramzanul Haque Nihad, Profession: Business, Nationality: Bangladeshi, Faith: Islam, having NID: 7333799604, Address: 752, Satmasjid Road, Dhanmondi C/A, Dhaka, Bangladesh hereinafter collectively referred to as the Landlords (which expression, where the context shall so admit, shall mean and include their successors, nominees, representatives, assignees and legal representatives) of the First Party.

AND

Augmedix Bangladesh Ltd. a company incorporated in Bangladesh under the provisions of the Companies Act, 1994 represented by its Country Manager, Rashed Mujib Noman, having its registered office address at Augmedix Building, Suite #203, 17/C, Panthapath, Dhaka 1207, Bangladesh; hereinafter referred to as the Tenant (which expression, where the context shall so admit, shall mean and include its nominees, and legal representatives and assigns) of the Second Party.

AND

Amin Mohammad Foundation Ltd. a company incorporated in Bangladesh under the provisions of the Companies Act, 1994 represented by its Managing Director, Mr. Md. Ramzanul Haque Nihad having its registered office address at 752 Satmasjid Road, Dhaka- 1205, Bangladesh hereinafter referred to as the Developer (which expression, where the context shall so admit, shall mean and include its nominees, and legal representatives and assigns) of the Third Party.

AND

Amin Mohammad Property Management Services Ltd. a company incorporated in Bangladesh under the provisions of the Companies Act, 1994 represented by its Managing Director, Mr. Md. Ramzanul Haque Nihad having its registered office address at 752 Satmasjid Road, Dhaka- 120, Bangladesh hereinafter referred to as the Building Management Company (which expression, where the context shall so admit, shall mean and include its nominees, and legal representatives and assigns) of the Fourth Party.

[signatures of parties]

RECITAL

A.	The Landlords and the Developer have executed several deed of allotment agreements dated 18 April 2022 (as described in Annexure-A), whereby the Landlords have opted to purchase the area at Green Landmark Tower, 129, Kalabagan, Mirpur Road, Dhaka- 1205, Bangladesh (hereinafter referred to as the “Premises”) from the Developer. The Landlords have not paid the total purchase consideration to the Developer and still owe the Developer a certain amount of the purchase consideration. As the total purchase consideration has not yet been paid by the Landlords, sale deeds have not yet been executed in favor of the Landlords.

B.	That the Landlords together expressed a desire to let out certain rentable space in the Premises identified in Annexure A (the “Demised Premises”) collectively to a potential tenant(s).

C.	That the Landlords of the Demised Premises appointed/entrusted Amin Mohammad Property Management Services Ltd. as the Building Management Company through special power of attorney, dated 18 April 2022 , to manage the Demised Premises and/or find out the potential tenant(s) for the Demised Premises.

D.	That the Landlords and the Building Management Company are willing to let the Demised Premises to the Tenant on a monthly rental basis on the terms and conditions stated hereinafter in this Agreement.

The Landlords, Developer, Building Management Company and the Tenant are collectively referred to as the “Parties” and individually referred to as the “Party”.

Now, therefore, in consideration of the mutual promises, covenants, terms and conditions contained herein, the Parties hereto mutually agree as follows:

1. Tenure and Extension:

(a) The Landlords and Building Management Company hereby grant and the Tenant hereby accepts a tenancy of the Demised Premises for a period of 10 (Ten) years (hereinafter referred to as the “Tenancy Period”) commencing on 1st July, 2022 (the “Commencement Date”) and ending on 30th June, 2032 (the “Expiration Date”), unless earlier terminated as provided in this Agreement, as such date may be extended pursuant to Section 1(d) below .

[signatures of parties]

(b) On the Commencement Date, Landlords and Building Management Company shall deliver to Tenant the 10th, 11th, 12th and 13th floors in broom clean condition. Thereafter, the Landlords and Building Management Company shall deliver possession of an additional floor every 6 (six) months (or as otherwise agreed) in broom clean condition until Tenant has taken possession of the entire Demised Premises. Floors 9 (nine) through 5 (Five) shall be delivered in descending order (i.e., floor 9 shall be delivered first, followed by floor 8 and so on). The Tenants obligation to take possession of each floor within the Demised Premises shall be subject to approval by Tenant, it its sole discretion, following a joint inspection. To the extent any damage or deficiencies are identified during a joint inspection, Landlords and/or Building Management Company shall be responsible for repair and/or correcting such deficiencies.

(c) Notwithstanding the Commencement Date or anything to the contrary herein, if for any reason Landlords and Building Management Company are unable to deliver possession of the 10th, 11th, 12th and 13th floors on the Commencement Date, and the remaining 5 (five) floors on the schedule set forth above in section 1(b) above, all of Tenant’s obligations, including the obligation to pay Rent (as defined below) for any undelivered floor of the Demised Premises, shall be suspended until Landlords and Building Management Company are able to deliver possession of such undelivered floor(s). Notwithstanding the foregoing, if for any reason the Landlords and Building Management Company are unable to deliver possession of 10th, 11th, 12th and 13th Floors to Tenant within 3 (three) months from the date of execution of this Agreement, or any of the remaining floors of the Demised Premises thereafter, Tenant may, at its option, by written notice to Landlords and Building Management Company, terminate this Agreement, and upon such termination, Tenant shall have no further obligations hereunder.

(d) The Parties shall have the option to extend the Agreement for a further period by executing a written agreement on such terms and conditions which shall be mutually agreed between the Parties. If renewed, the renewal term will commence immediately from the expiry of the Tenancy Period.

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2. Rent:

(a) Commencing on the Commencement Date and continuing through the Expiration Date, the Tenant agrees to pay Landlords rent for the Demised Premises (hereinafter referred to as the “Rent”) in the following amounts, based on the Floors occupied/possessed during the relevant period (Details of Rent & Security Money of individual Landlord are shown in Annexure B):

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(b) Each monthly installment of Rent shall be payable by the tenth (10th) day of each calendar month during the Tenancy Period. However, in the event of the failure of the Tenant to pay the monthly rent by the 30th day of the then-current month, the Landlords shall be entitled to claim interest at the rate of the Bangladesh Bank per annum as a compensation. If the Tenancy Period commences or ends on a day other than the first (1st) day of a calendar month, then the Rent for the month in which this Agreement commences or ends shall be prorated by the number of days this Agreement is in effect during such month based upon a thirty (30) day month, and such partial month’s installment shall be paid no later than the tenth (10th) day of such calendar month. The applicable VAT shall be borne by the Tenant and AIT (Advance Income Tax) will be deducted at source as per Government Rules.

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(c) The Tenant shall pay a monthly service charge (“Service Charge”) to Building Management Company as set forth in the Service Level Agreement, dated 18 April 2022.

3. Security Money:

(a) (i) Floors 10-13. The Tenant, as per the instructions of the Landlords and/or the Building Management Company, shall deposit with the Developer a sum of Tk. 1,22,02,920.00 (One Crore twenty-two lacs two thousand nine hundred twenty) only, which sum is the equivalent of 06 (six) months’ rent for Floors 10 through 13 of the Demised Premises as of the Effective Date. The foregoing amount shall be paid to Developer at the time of execution of this Agreement.

(ii) Floors 5-9. In addition, Tenant, as per the instructions of the Landlords and/or the Building Management Company, shall deposit with the Developer a sum of Tk. 1,53,03,600.00 (One Crore fifty-three lacs three thousand and six-hundred) only, which sum is the equivalent of 06 (six) months’ Rent for all of Floors 5 through 9 of the Demised Premises as of the Effective Date. Tenant shall deposit 25,50,600.00 (Twenty five lacs fifty thousand and six-hundred) of this amount at the time of execution of this Agreement and 25,50,600.00 (Twenty five lac fifty thousand and six-hundred) only upon delivery of each subsequent floor.

The amounts set forth above in Sections 3(a)(i) and (ii) are security for Tenant’s faithful performance of Tenant’s obligations under this Agreement and shall be collectively referred to herein as the “Security Money”.

(b) Tenant may, at its option, apply the Security Deposit to the payment of Rent for the last 6 (six) months of its tenancy (whether due to expiration of this Agreement or termination pursuant to Section 4(a) below). To the extent any amounts are not applied to the last 6 (six) months of Rent, the Landlords shall have the responsibility and obligation to return the Security Money to the Tenant after the Expiration Date or in event of earlier termination of the Agreement, at the time of such earlier termination. Such Security Money shall be returned to Tenant within 30 (thirty) days after deduction for unpaid Rent, Service Charges or other unpaid bills that are the responsibility of the Tenant (e.g., electricity and water) (if any) under this Agreement. In the event the Landlords fails to pay the any Security Money owed to Tenant within 30 (thirty) days from the date of termination of Agreement, a penalty at the rate of the Bangladesh Bank per annum shall be charged over the outstanding Security Money owed to Tenant.

[signatures of parties]

4. Termination & Hold over:

(a) Tenant shall have the right to terminate the Agreement in its entirety, or any portion of the tenancy, at any time by giving 6 (six) months’ prior notice in writing to the Building Management Company and/or Landlords.

(b) Since Rent is the essence of this Agreement, the Building Management Company and/or the Landlords shall have the right to terminate the Agreement upon 30 (thirty) days prior notice and opportunity to cure, if the Tenant fails to pay the monthly Rent for 3 (three) consecutive months and fails to cure such default. In such case, the Building Management Company and/or the Landlords shall send a written notice to the Tenant requiring the Tenant to pay the outstanding rent within 30 (thirty) days from receipt of the notice. In the event the Tenant fails to pay the outstanding Rent within the aforesaid period, the Agreement shall be treated as terminated due to payment default. In such case, the Tenant shall handover vacant possession of the Demised Premises to the Building Management Company or the Landlords within 7 (seven) days of such termination. Except as set forth above, or in the event of Tenant’s material failure to perform the obligation and covenants set forth herein, the Building Management Company and/or Landlords shall not have the right to terminate this Agreement.

(c) The Tenant shall have the right to terminate the Agreement if there is a material breach or material failure on part of the Landlords and/or Building Management Company to perform obligations and covenants in accordance with the terms and conditions of this Agreement, in which case the Tenant shall have the right to terminate the Agreement by giving 2 (two) months’ prior notice in writing to the Building Management Company.

(d) The Tenant shall have the right to remove all/ any removable fittings and fixtures from the Demised Premises that were installed by the Tenant or belong to the Tenant, anytime during the Tenancy Period or upon earlier termination or expiry of the Tenancy Period. Upon earlier termination or expiry of the Tenancy Period, the Tenant shall hand over the vacant possession of the Demised Premises to the Landlords in such condition as it was at the time of taking over the Demised Premises, together with all the fixtures and fittings which was provided by the Landlord, subject to ordinary wear and tear.

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(e) Unless the Tenancy Period is extended pursuant to Section 1(d) above, the Tenant shall be bound to vacate the Demised Premises and handover vacant possession in good condition (ordinary wear and tear excepted) to the Landlords/Building Management Company on or before the Expiration Date, failing which Landlords/Building Management Company shall have right & authority to initiate legal proceedings against the Tenant as per the prevailing laws of Bangladesh.

5. The Building Management Company hereby covenants to do and perform during the Tenancy Period as follows:

(a) To pay the ground rent, urban tax and any other taxes in connection with the land and the Demised Premises.

(b) To pay the land revenue, municipal tax, income tax and any other charges of public nature, which exist or may be assessed against the Demised Premises.

(c) To abide by all laws, by-laws and rules, regulations, orders and notifications of the Government, including other authorities at present and from time to time applicable to the Demised Premises.

(d) To comply with all regulations issued from time to time by the Government and other local authorities in connection with the tenancy of the Demised Premises.

(e) To arrange, maintain and take all necessary measures to ensure uninterrupted supply of water, sewerage and electricity in the Demised Premises at its own cost without imposing any additional charge or increase of Rent on the Tenant. If these supplies are interrupted due to the fault of the concerned authorities, i.e., WASA/DESA/DESCO/DPDC etc., it shall be the responsibility of the Landlord to restore the same.

(f) To allow the Tenant to do internal renovation of the Demised Premises as per its requirements. Any additional permission, if required, for these renovations, will be acquired by the Tenant from concerned authorities.

(g) During the Tenancy Period, to permit the Tenant to peacefully and quietly hold, possess and enjoy the said premises for business purposes without interruption or eviction by the Landlord or any person rightfully claiming under or in trust for them or any other person whomsoever during the Tenancy Period upon payment of the Rent in due time mentioned in the clause No. 2.

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(h) In the event of any requirement for permission or license, change of law or regulation or imposition of any instruction or guideline by any government authority to collect permission for the Demised Premises from the concerned government authority, the Building Management Company shall take all necessary steps to comply with any such applicable rules, regulations or guidance at its own cost. Any claim or penalty related to noncompliance of the Demised Premises with the aforementioned laws, regulations or guidance will be borne by the Landlords.

(i) To keep the walls of the Demised Premises, sanitary water and electrical connections and apparatus in good condition to the satisfaction of the Tenant.

(j) To execute and pay for all structural repairs, both external and internal rod, walls, floors, drains and other parts of the Demised Premises within 7 (seven) days of notification from the Tenant.

(k) To carry out the major repairs of the Demised Premises. Major repairs shall mean any amount aggregating to or more than Tk. 5,000 (Taka Five Thousand) only.

(l) To allow the Tenant to use and enjoy peaceful possession of the Demised Premises 24 (Twenty-Four) hours a day and 7 (seven) days a week, without any hindrance or obstruction.

(m) To allow the Tenant to install air-conditioners, appliances and fixtures and fittings in the Demised Premises during the Tenancy Period. The Tenant shall have the right to remove the same after the expiry of Tenancy Period or termination of the Agreement.

(n) To install CCTV in and around the Demised Premises and be responsible for the security of the Demised Premises and to manage and control the total security of the Demised Premises as per its own security policy.

(o) To dispose of the garbage and rubbish from the Demised Premises every day.

(p) To ensure the functioning of all infrastructure, including, but not limited to, substation, gyrator-capacitor and lifts during the Tenancy Period of this Agreement.

(q) To keep all the fire exits and fire escapes clear of any obstruction. The Building Management Company may not decorate the building in a manner that may cause hindrance for exit in the event of a fire incident.

(s) During the Tenancy Period, at Building Management Company’s own cost, operate and maintain in good condition all common areas and/or shared spaces within the Demised Premises.

(t) To ensure an uninterrupted supply of water, electricity and fully functioning sewerage system.

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6. The Developer hereby covenants to do and perform during the Tenancy Period as follows:

(a) To allow the Tenant to use and enjoy the Demised Premises 24 (Twenty-Four) hours a day and 7 (seven) days a week, without any hindrance or obstruction.

(b) To comply with all regulations issued from time to time by the Government and other local authorities in connection with the tenancy of the Demised Premises.

(c) To abide by all laws, by-laws and rules, regulations, orders and notifications of the Government, including all other authorities, at present and from time to time applicable to the Demised Premises.

(d) The Developer shall not build additional floors on the Premises without express written consent from the concerned authority of RAJUK. Any additional floors so built shall be for office use and shall be exclusively offered to the Tenant at a rental to be mutually agreed in line with market, but not exceeding the existing Rent.

7. Covenants of the Building Management Company and Landlords:

The Building Management Company and the Landlords jointly and severely represents that:

(a) They are legally entitled to rent out the Demised Premises with full power and absolute authority and can rent the same, free of any adverse claim or demand or any legal impediment or hindrance whatsoever and are in physical possession of the Demised Premises.

(b) They have full right and authority to rent out the Demised Premises to the Tenant and to execute and deliver this Agreement on the terms and conditions set forth herein.

(c) There are no easements, restrictions or encumbrances affecting the Tenant’s use and enjoyment of the Demised Premises or which diminish any of the Tenant’s rights hereunder.

(d) They have/will have complied with all legal and statutory requirements to enable the Tenant to use and occupy the Demised Premises in the manner envisaged herein.

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(e) The Demised Premises has been built in compliance with all rules and regulations applicable to the Demised Premises.

(f) Notwithstanding anything contained in this Agreement, nothing herein shall bar the Landlords from executing any form of sale, gift, heba, transfer or mortgage to any person or institution, provided that, (i) prior to executing any form of sale, gift, heba, transfer or mortgage, the Landlords shall provide written notice to Tenant; (2) this Agreement shall remain in force and effect and the new title holder(s) shall take title to the property subject to all terms and condition of this Agreement.

(g) They shall open an escrow account to deposit an amount of 25% of the Service Charge i.e., Tk. 3 (Taka three) only per square foot per month (hereinafter referred to as the “Reserve Fund”) within 7 (seven) days from the date of the execution of this Agreement throughout the tenancy period. The amount of the Reserve Fund shall be used for the maintenance of the Demised Premises. In the event they fail to deposit the Reserve Fund within 7 (seven) days of the beginning of each month and submit the deposit slip to the Tenant, a penalty at the rate of the prevailing bank rate shall be charged over the amount of the Reserve Fund. Use of funds within the escrow account shall be subject to the joint signature of the Building Management Company and Tenant.

(h) They shall grant Tenant exclusive naming rights for the building and they shall allow the Tenant to erect its name or signage prominently on the Premises and the Tenant shall not be liable to pay any extra amount for erecting its name or signage on the building.

(i) They shall allow Tenant to install a radio tower on top of the building (if required) and a ISP fiber drop point at the basement from where Tenant can use the cable duct to pass the cables towards the server room.

8. Tenant hereby covenants to do and perform during the Tenancy Period as follows:

(a) To keep the interior of the Demised Premises clean, tidy and in good order and conditions.

(b) To use and occupy the Demised Premises with proper care and not to cause any damage to the Demised Premises, ordinary wear and tear excepted, and to keep the same in tenantable condition.

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(c) To take due and proper care of the Demised Premises, including fittings and fixtures installed by the Landlords and/or Building Management Company and to maintain the same in good, proper and clean condition at its own costs and expenses and to repair any damage it causes to the Demised Premises immediately, other than normal wear and tear.

(d) Not to keep any inflammable article, explosives or such other articles as are forbidden by the law of the country within the Demised Premises.

(e) To permit the Landlords and/or Building Management Company or their representative to enter and inspect the Demised Premises during the working day and within the working hours with prior consent from the Tenant.

(f) To be responsible for the payment to the Building Management Company for any and all damages that may be caused willfully or negligently to the Demised Premises, or any part thereof, by either Tenant or any person whom the Tenant permitted to enter the Demised Premises.

(g) To pay bills for electricity and water incurred during the Tenancy Period. After payment of the aforesaid bills, the Tenant shall be required to provide the Building Management Company with the original receipt of the bill and the Tenant may retain the duplicate copies.

(h) To carry out minor repairs in the Demised Premises caused by Tenant’s use. Minor repairs shall mean any repairs below Tk. 5,000 (Taka Five Thousand) only.

(i) Not to carry on any activities in the Demised Premises that shall be deemed as immoral and/or any illegal acts as per law of Bangladesh.

9. Approval/Consents:

(a) The Landlords and/or Building Management Company shall, at their own cost, obtain all documents (deeds, certificates, clearances, permissions, approvals, etc.), and procure and install all requisite utility facilities for the Demised Premises that may be levied or payable to the concerned authorities (Municipality, RAJUK, WASA, Directorate of Environment, Civil Aviation, Fire Service & Civil Defense, or any Government office).

(b) The respective Parties hereto shall maintain in full force and effect all permits, documents, policies, licenses, certificates, consents, approval and other permissions and authorizations required to enable such Party to perform its obligations hereunder or required for the validity or enforceability of this Agreement.

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10. Passing of Obligations:

The obligations of the Developer under this Agreement shall come to an end as soon as the Demised premises is handed over to the Landlords, as signified by the Landlords executing Deed of Handover in favor of the Developer. Thereafter, the Building Management Company and the Landlords shall be jointly and severally liable and held responsible for the terms and conditions of this Agreement.

11. Force Majeure:

(a) If the Demised Premises or any part thereof is wholly or partially destroyed by earthquake, tempest, flood, civil commotion, war or other irresistible force beyond human control and becomes unfit for the purpose the Agreement is made, or the Tenant is unable to use the Demised Premises because of any pandemic/epidemic, in such circumstances the Tenant shall have the following options:

(i) If the Demised Premises is completely destroyed, uninhabitable or unfit for use, terminate the tenancy immediately upon giving written notice to the Building Management Company and/or the Landlords.

(ii) Continue the tenancy and give notice to the Building Management Company requesting it to repair the damaged portions of the Demised Premises, whereupon the Building Management Company shall complete the repairs at its own cost within a reasonable period of time. Tenant shall have no obligation to pay Rent for the affected or damaged area during the period of repairing work and till the time the space is handed over for further use to the Tenant.

(iii) In the event of the act of God, peril of the sea, war, sabotage, riot, act of terrorism, insurrection, civil commotion, national emergency (whether in fact or law), martial law, lightning, flood, earthquake, landslide, strike, epidemic, pandemic or quarantine the Parties shall amicably discuss to reduce the Rent of the Demised Premises.

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(b) That in the event of Demised Premises or any part thereof being requisitioned or appropriated by the Government under any law, the Agreement shall forthwith be terminated (but without prejudice to the rights and remedies of either Party against the other in respect of any antecedent claim or breach of covenant).

12. Taxes:

(a) The Building Management Company for and on behalf of the Landlords shall be responsible for payment of all taxes, rates, ground rent, holding tax, property tax and any other taxes, levies, charges that may be levied or payable to the Municipality, Local Authorities, RAJUK and any Government office in respect of the Demised Premises.

(b) The Tenant shall be solely responsible for deduction of applicable AIT and payment of VAT in respect of the Rent payable under this Agreement.

13. Liability:

The Building Management Company and the Landlords do hereby agree and consent to act in compliance with the terms and conditions of the Agreement. In the event all or anyone of them fails to do so, the Building Management Company, and the Landlords shall be jointly and severally liable and held responsible for breach of the Agreement.

14. Indemnification:

Each Party shall indemnify, keep indemnified and hold harmless the other Party from any third-party claim, action, demand, loss, damage, expenses and any other liabilities whatsoever which may arise due to, as a result of or as a consequence of its material breach, failure to fulfill its obligations or covenants, gross negligence or misconduct under this Agreement and/or under any terms of any applicable law or regulation. Notwithstanding anything to the contrary contained in this Agreement, in no event shall either Party to this Agreement be responsible to the other for any indirect, special, consequential, punitive, exemplary or incidental damages (including but not limited to loss of business or profits) related to this Agreement, even if, in any such case, advised of the possibility of such claims or demands, regardless of the form of action or legal theory whether under contract law, tort law (including without limitation negligence), strict liability, statute, warranty or otherwise.

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15. Governing Law:

This Agreement shall be governed and construed in accordance with the laws of Bangladesh. Any change in the laws governing this Agreement or any transaction related thereto rendering the performance of this Agreement onerous and/or harsh shall not discharge the Parties from performing their respective obligations hereunder.

16. Dispute Resolution:

(a) All disputes and differences concerning the validity, scope, meaning, construction or effect of this Agreement or any dispute or disagreement between the Parties as to any matter relating to this Agreement shall be first settled by amicable discussion.

(b) In the event the Parties fail to resolve any dispute, controversy or claim between the Parties in respect of any issue arising out of, relating to, or in connection with this Agreement, or the breach, termination or validity thereof through mutual discussion within 30 (thirty) days of issuance of notice by either Party to the other Party seeking an amicable resolution of the dispute, controversy or claim then such dispute, controversy or claim, shall be settled by the Courts of Bangladesh.

17. Severability:

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or application of that provision to any Person or in any circumstance or jurisdiction, is found to be invalid or unenforceable, then (a) a suitable and equitable provision shall be substituted for that invalid or unenforceable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of that invalid or unenforceable provision and (b) the remainder of this Agreement, and the application of that invalid or unenforceable provision to other Persons or in other circumstances or jurisdictions, shall not be affected by such invalidity or unenforceability.

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18. Waiver:

No failure by a Party to take any action with respect to a breach of or default under this Agreement by another Party shall constitute a waiver of the former Party’s right to (a) enforce any provision of this Agreement or (b) take action with respect to such breach or default or any subsequent breach or default. No waiver by a Party of any particular breach of or default under this Agreement by another Party shall be construed as or constitute (i) a continuing waiver of such breach or default or (ii) a waiver of any other breach of or default under this Agreement.

19. Whole Agreement:

The Agreement supersedes all previous negotiation and any representation or understanding, written or otherwise, between the Parties hereto and this Agreement shall constitute the entire agreement between the Parties hereto in respect to the Demised Premises.

20. Effect of Headings:

The subject-headings of this Agreement are for the purpose of convenience only and shall not affect the construction or interpretation of any of its provision.

21. Amendment:

This Agreement may be amended by mutual agreement in writing between the Parties hereto. Modifications made verbally, by implied conduct, or by composition shall be deemed as invalid.

In witness whereof, the Parties hereto have signed this Agreement on the day, month and year written hereinabove.

Signed, Sealed and Delivered for and on behalf of the Developer	In the presence of:
1. [witness signature]
/s/ Md. Ramzanul Haque Nihad	2. [witness signature]
Name: Md. Ramzanul haque Nihad
Designation: Managing Director, Amin Mohammad Foundation Ltd.

Signed, Sealed and Delivered for and on behalf of the Tenant	In the presence of:
1. [witness signature]
/s/ Abu Muhammad Rashed Mujib Noman	2. [witness signature]
Name: Abu Muhammad Rashed Mujib Noman
Designation: Managing Director, Augmedix BD Ltd.

Signed, Sealed and Delivered for and on behalf of the Building Management Company	In the presence of:
1. [witness signature]
/s/ Md. Ramzanul Haque Nihad	2. [witness signature]
Name: Md. Ramzanul Haque Nihad
Designation: Managing Director, Amin Mohammad Property Management Services Ltd.

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
/s/ Sabuz Banik	2. [witness signature]
Name: Sabuz Banik
Designation:

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
/s/ Bipul Kumar Dam	2. [witness signature]
Name: Bipul Kumar Dam
Designation:

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
/s/ Poly Dutta	2. [witness signature]
Name: Poly Dutta
Designation:

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
/s/ Mamun or Rashid	2. [witness signature]
Name: Mamun or Rashid
Designation:

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
/s/ Shahana Afrose	2. [witness signature]
Name: Shahana Afrose
Designation:

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
2. [witness signature]
/s/ Ambareen Islam
Name: Ambareen Islam
Designation:

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
/s/ MD Suruz Alam__	2. [witness signature]
Name: MD Suruz Alam
Designation:

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
/s/ Ranajit Kumar Saha	2. [witness signature]
Name: Ranajit Kumar Saha
Designation:

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
/s/ Md. Ramzanul Haque Nihad	2. [witness signature]
Name: Md. Ramzanul Haque Nihad
Designation: Managing Director, Amin Mohammad Foundation Ltd.

Signed, Sealed and Delivered by	In the presence of:
1. [witness signature]
/s/ Md. Ramzanul Haque Nihad	2. [witness signature]
Name: Md. Ramzanul Haque Nihad
Designation: Managing Director, Amin Mohammad Foundation Ltd.

[signatures of parties]

Annexure-A

Demised Premises - Ownership Details

SL	Floor	Area (Sft)	Total Area (Sft)	Type	Owners name	Date of Agreement	Address
1	10th	5668	5668	A-10	Sabuz Banik		Green Landmark Tower, 129, Kalabagan, Mirpur Road, Dhaka.
2	11th	5668	5668	A- 11	Bipul Kumar Dam & Poly Dutta
3	12th	2012		A - 12	Mamun or Rashid
4		1570		C - 12	Shahana Afrose, Shumona Akther,Mahee Durdana, Maliha Muhtasim
5		1151		D - 12	Mrs. Ambareen Islam
6		861		E - 12	MD .Suruz Alam
7	13th	2834		A - 13	Mr. Ranajit Kumar Saha
8		2834		B - 13	Amin Mohammad Foundation Ltd
9	5th to 9th	28340			Amin Mohammad Foundation Ltd

[signatures of parties]

Annexure-B

Rent and Security Money Distribution

SL	Floor	Area (Sft)	Total Area (Sft)	Type	Owners name	Rent/Sft	Total Monthly Rent (Tk)	Security Money (Tk)	Rental Payment In Favor of
1	10th	5668	5668	A-10	Sabuz Banik	90	510120	3060720	Sabuz Banik
2	11th	5668	5668	A- 11	Bipul Kumar Dam & Poly Dutta	90	510120	3060720	Bipul Kumar Dam
3	12th	2012		A - 12	Mamun or Rashid	90	181080	1086480	Mamun or Rashid
4		1570		C - 12	Shahana Afrose, Shumona Akther, Mahee Durdana, Maliha Muhtasim	90	141300	847800	Shahana Afrose
5		1151		D - 12	Mrs. Ambareen Islam	90	103590	621540	Mrs. Ambareen Islam
6		861		E - 12	MD .Suruz Alam	90	77490	464940	MD. Suruz Alam
7	13th	2834		A - 13	Ranajit Kumar Saha	90	255060	1530360	Ranajit Kumar Saha
		2834		B-13	Amin Mohammad Foundation Ltd	90	255060	1530360	Amin Mohammad Foundation Ltd
						Total	2,033,820.00 12,202,920.00	1,22,02,920.00 12,202,920.00
						Advance amount to be paid in favor of		1,22,02,920.00	Amin Mohammad Foundation Ltd
8	5th to 9th	28,340			Amin Mohammad Foundation Ltd	90	25,50,600.00	1,53,03,600.00	Amin Mohammad Foundation Ltd